UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 18, 2014

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 624-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 18, 2014, CIFC Corp. (the “Company”) notified DFR Holdings LLC (“DFR Holdings”) that the Company has elected to redeem $25 million in aggregate principal amount of the convertible subordinated notes due December 9, 2017 (the “Convertible Notes”), which the Company issued on June 9, 2010 pursuant to the Senior Subordinated Convertible Note Agreement, dated as of March 22, 2010, among the Company and the Holders (as defined therein) (the “Convertible Note Agreement”), with such redemption effective as of July 13, 2014. The redemption price is the par amount of the Convertible Notes plus accrued interest through the redemption date, or $25,099,306. On June 18, 2014, DFR Holdings gave notice to the Company that DFR Holdings has exercised, as of July 12, 2014, its right to convert the Convertible Notes into approximately 4,132,231 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share, in accordance with the terms of the Convertible Note Agreement.

The issuance of the Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: June 20, 2014	By:	/s/ Robert C. Milton III
	Name: Title:	Robert C. Milton III General Counsel and Secretary